Exhibit 99.1

Telestone Technologies Corporation to Announce First Quarter 2009 Financial Results on May 14, 2009

BEIJING, April 30, 2009 /PRNewswire-Asia-FirstCall/ -- Telestone Technologies Corporation ("Telestone") (Nasdaq: TSTC), a leading developer and provider of wireless communication coverage solutions based in the People's Republic of China, today announced that it will release financial results for the first quarter 2009 ended March 31, 2009 on May 14, 2009 following the close of the US markets.

 Telestone's senior management team will then host a conference call and audio webcast at 8:00 am U.S. Eastern Time/5:00 am U.S. Pacific Time/8:00 pm Beijing time on May 15, 2009. The conference call will last for approximately one hour.

The dial-in information is:
   U.S. Participants:          +1-800-860-2442
    International Participants: +1-412-858-4600
    Passcode for all:           Telestone

A live audio webcast of the conference call will also be available through the following link: The event's URL is: http://www.visualwebcaster.com/event.asp?id=58346

A replay will be available after the end of the call Until: May 25, 2009

 All participants please dial:
  U.S. Participants: +1-877-344-7529 (toll free)
    International Participants: +1-412-317-0088
    Passcode: 430208

About Telestone Technologies Corporation

    Telestone provides wireless communications coverage solutions primarily in the PRC. These solutions include products such as repeaters, antennas and radio accessories. Telestone also provides services that include project design, project management, installation, maintenance and other after-sales services. Telestone currently has approximately 800 employees.

    Safe Harbor Statement

Statements about Telestone's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward-looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The Telestone's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, Telestone undertakes no obligation to update forward-looking statements.

    For further information please contact:

     Telestone Technologies Corporation Ltd.
     Nick Li
     Secretary of the Board
     Tel:   +86-10-8367-0088 x1002
     Email: nickl@telestone.com

     Ya Ding
     Tel:   +86-10-8367-0088 x1231
     Email: dingxiaoya@telestone.com

     Jean Wen
     Tel:   +86-10-8367-0088 x1232
     Email: wenjing@telestone.com

SOURCE  Telestone Technologies Corporation Ltd.